Exhibit 2.1

                         PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, IS MADE THIS 15th DAY OF DECEMBER 1998,
BETWEEN:

J. RISH GROUP, INC. , (FORMERLY KNOWN AS BEST OF AMERICA CORPORATION), A LOUISIANA CORPORATION, WHOSE MAILING ADDRESS IS P.O. BOX 15448, BATON ROUGE, LOUISIANA 70895, REPRESENTED HEREIN BY ITS PRESIDENT AND DULY AUTHORIZED AGENT, EDWIN J. CANTIN, JR., HEREINAFTER REFERRED TO AS PURCHASER.

JULIAN P. RISH, A RESIDENT OF THE STATE OF LOUISIANA, WHOSE MAILING ADDRESS IS 1907 ROSENEATH DRIVE, BATON ROUGE, LOUISIANA 70806,
HEREINAFTER REFERRED TO AS SELLER.

WHEREAS PURCHASER AGREES TO PURCHASE FROM SELLER, ALL OUTSTANDING
STOCK IN THE COMPANIES ATTACHED TO AND MADE PART OF THIS AGREEMENT, AS OUTLINED IN EXHIBIT A.

WHEREAS, PURCHASER AGREES TO BUY ALL THE PROPERTY OUTLINED IN EXHIBIT " A ", ATTACHED TO AND MADE PART OF THIS AGREEMENT, FOR A TOTAL
CONSIDERATION TO SELLER  THE FOLLOWING:

1) 16,000,000 SHARES OF COMMON STOCK AND/OR EQUIVALENT CONVERTABLE DEBT INSTRUMENTS (SUBJECT TO RESTRICTIONS ), OF J.RISH GROUP,
INC.,(FORMERLY BEST OF AMERICA CORPORATION), AND,


2) ASSUMPTION OF UP TO $395,000 OF VARIOUS DEBT, WHICH AMOUNTS SHALL
INCLUDE:

A. AMOUNTS DUE IN THE AMOUNT OF $350,000 DUE TO CLARENCE SCHMITTZEHE


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B. ADVANCES IN THE AMOUNT UP TO $250,000 EXTENDED OR INCURRED BY
JULIAN RISH, THE JULIAN RISH GROUP, INC., VARIOUS CONSULTANTS , AGENTS, REPRESENTATIVES OF JULIAN RISH GROUP, INC., AND/OR JULIAN RISH, FOR THE BENEFIT OF BEST OF AMERICA CORPORATION, INCLUDING, BUT NOT LIMITED TO, ATTORNEY FEES ADVANCED, WORKING CAPITAL CONTRIBUTIONS, CONSULTANT FEES, TRAVEL AND PHONE EXPENDITURES.

THE ABOVE REFERENCED SALE OF STOCK SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH BELOW:

1) SELLER REPRESENTS AND WARRANTS THAT HE IS THE OWNER OF THE PROPERTY LISTED ON EXHIBIT A , ATTACHED TO AND MADE PART OF THIS AGREEMENT, AND SUCH OWNERSHIP OF STOCK OF EACH CORPORATION LISTED, REPRESENTS A 100% OF ALL SHARES OF STOCK OUTSTANDING, WHETHER SUCH SHARES BE COMMON STOCK, PREFERRED STOCK AND FURTHER THAT THERE EXISTS NO DILUTIVE OPTIONS PERTAINING TO THE STOCK BEING PURCHASED IN EVERY CORPORATION WHICH PURCHASER ACQUIRES.

2) PURCHASER WARRANTS THAT IT IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT, HOWEVER, SUCH CLOSING OF THE TRANSACTIONS ANTICIPATED HEREIN ARE CONTINGENT UPON APPROVAL BY ITS BOARD OF DIRECTORS, INCLUDING THE ISSUANCE OF STOCK AS CALLED FOR IN THIS AGREEMENT.

3) SELLER AND PURCHASER WARRANT THAT EACH ARE TRANSFERRING THE CONSIDERATION AS OUTLINED IN THIS AGREEMENT, FREE AND CLEAR OF ALL LIENS, ENCUMBRANCES, MORTGAGES AND EXCEPTIONS. THIS SALE IS MADE WITH ALL LEGAL WARRANTIES AND WITH FULL SUBSTITUTION AND SUBROGATION IN AND TO ALL RIGHTS AND ACTIONS OF WARRANTY WHICH SELLER HAS OR MAY HAVE AGAINST ALL PRECEDING OWNERS AND VENDORS.

4) THIS SALES IS FURTHER CONTINGENT UPON SATISFACTORY COMPLETION OF A DUE DILIGENCE PERFORMED BY BOTH SELLER AND PURCHASER, OR THEIR AGENTS, AND SUCH COMPLETION OF DUE DILIGENCE SHALL BE COMPLETED NO LATER THAN DECEMBER 20 1998, AND UPON SATISFACTORY COMPLETION OF SUCH REVIEW,


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EACH WILL BE NOTIFIED TO THE OTHER IN WRITING BEFORE DECEMBER 20 1998.
SUBSEQUENT TO THE SATISFACTORY COMPLETION OF THE DUE DILIGENCE REPORT, A CLOSING WILL BE EFFECTED NOT LATER THAN DECEMBER 24 1998. EACH PARTY IN GOOD FAITH SHALL PROVIDE ANY AND ALL INFORMATION NECESSARY FOR THE OTHER TO COMPLETE A DUE DILIGENCE WITHIN THE TIME FRAME OUTLINED
ABOVE, AND TO ALLOW FULL ACCESS TO EACH OTHER'S EMPLOYEES,
ACCOUNTANTS, LEGAL COUNSEL, RECORDS, FACILITIES AND INTERNAL
DOCUMENTS, BY ITS OFFICERS OR ITS APPOINTED DESIGNATES.

5) SELLER AGREES TO INCLUDE AND MAKE PART OF THIS AGREEMENT FOR PURCHASE THE ASSUMPTION BY PURCHASER, ANY AND ALL PROSPECTIVE CONTACTS, PENDING OFFERS, CONTRACTS, AGREEMENTS, JOINT VENTURES, AND/OR PURCHASES OF ADDITIONAL HEALTH CARE ENTERPRISES BY ANY OF THE ENTITIES WHICH ARE CONTROLLED BY SELLER

6) SELLER AND PURCHASER AGREE TO EXECUTE THE APPROPRIATE SALE
DOCUMENTS TO EFFECT THE TERMS AND CONDITIONS OF THIS PURCHASE
AGREEMENT WITHIN THE TIME FRAME LISTED ABOVE, AFTER THE DUE DILIGENCE
IS COMPLETE.

ALL PARTIES SIGNING THIS INSTRUMENT HAVE DECLARED THEMSELVES TO BE OF FULL CAPACITY

ALL AGREEMENTS AND STIPULATIONS HEREIN, AND ALL THE OBLIGATIONS HEREIN ASSUMED SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE HEIRS, SUCCESSORS AND ASSIGNS OF THE RESPECTIVE PARTIES, AND PURCHASER, ITS SUCCESSOR AND ASSIGNS, SHALL HAVE AND HOLD THE ASSETS DESCRIBED IN FULL OWNERSHIP FOREVER.

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STATE OF LOUISIANA


PARISH OF EAST BATON ROUGE


THUS DONE AND SIGNED IN THE CITY OF BATON ROUGE, STATE OF LOUISIANA, IN THE PRESENCE OF THE UNDERSIGNED WITNESSES, WHO HAVE HEREUNTO SIGNED THEIR NAMES TOGETHER WITH SAID APPEARER AND ME, NOTARY, ON THE DATE STATED ABOVE



WITNESSES:                           SELLER:
                                     JULIAN P. RISH

______________________               /s/ Julian P. Rish


_______________________              PURCHASER

                                     J.RISH GROUP,INC.
                                     (FORMERLY BEST OF AMERICA
                                      CORPORATION)

                                     BY:  /s/ Edwin J. Cantin, Jr.
                                          EDWIN J. CANTIN, JR. PRESIDENT


                    ____________________________
                            NOTARY PUBLIC


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                             EXHIBIT "A"

        J.RISH GROUP, INC. (BEST OF AMERICA CORPORATION)
                     AND JULIAN P. RISH (SELLER)

            PROPERTY DESCRIPTION ATTACHED AND MADE PART OF
              PURCHASE AGREEMENT DATED DECEMBER 15 1998.

100% OF ALL OUTSTANDING SHARES OF THE FOLLOWING COMPANIES:

1) BATON ROUGE OUTPATIENT REHAB, INC.

2) FELECIANA OUTPATIENT SERVICES, INC.

3) S.W. MISSISSIPPI OUTPATIENT REHAB OF WOODVILLE, INC.

4) S.W. MISSISSIPPI OUTPATIENT REHAB OF GLOUSTER, INC.

5) S.W. MISSISSIPPI OUTPATIENT REHAB OF NATCHEZ, INC.

6) S.W. MISSISSIPPI OUTPATIENT REHAB OF PORT GIBSON, INC.

7) N.E. OUTPATIENT REHAB SERVICES OF DELHI, INC.

8) N.E. LOUISIANA OUTPATIENT REHAB OF MONROE, INC.

9) J CO, INC.

SELLER:______________    PURCHASER:________________